Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces Second Quarter Fiscal 2012

Results of Operations

Highlights

•	Q2 FY’12 fee revenue increased 8% to $200.2 million, compared to $185.4 million in the same quarter last year.

•

Q2 FY’12 diluted earnings per share was $0.32 compared to diluted earnings per share of $0.30 in Q2 FY’11. Excluding net adjustments to previously recorded restructuring charges, diluted earnings per share was $0.33 in Q2 FY’11.

Los Angeles, CA, December 8, 2011 — Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q2 FY’12 diluted earnings per share of $0.32 compared to diluted earnings per share of $0.30 in Q2 FY’11. Excluding net adjustments to previously recorded restructuring charges of $2.1 million, diluted earnings per share was $0.33 in Q2 FY’11.

“I am proud of Korn/Ferry’s accomplishments during the quarter, which includes eight percent year over year growth and an operating margin of 12.7 percent,” said Gary D. Burnison, CEO of Korn/Ferry International. “With regard to talent, the business world continues to operate a two-speed labor cycle. Businesses today are doing more with less, placing ever-increasing demands on leaner, skilled workforces highlighting the universal need to attract, develop and retain top people. Through our diversified business, we are well positioned to not only assist our clients in solving these complex human capital needs but by doing so, ensure their competitive success.”

Financial Results

(dollars in millions, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$200.2	$185.4	$406.5	$360.5
Total revenue	$210.0	$193.2	$424.6	$376.4
Operating income	$25.4	$19.8	$51.3	$39.1
Operating margin	12.7%	10.7%	12.6%	10.8%
Net income	$15.2	$13.7	$30.6	$24.6
Basic earnings per share	$0.33	$0.30	$0.66	$0.55
Diluted earnings per share	$0.32	$0.30	$0.65	$0.53
Adjusted Results (a):	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$25.4	$21.9	$51.3	$41.2
Operating margin	12.7%	11.8%	12.6%	11.4%
Net income	$15.2	$15.0	$30.6	$25.9
Basic earnings per share	$0.33	$0.33	$0.66	$0.58
Diluted earnings per share	$0.32	$0.33	$0.65	$0.56

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.1 million during the three and six months ended October 31, 2010 (see attached reconciliations). No restructuring costs were incurred during the three and six months ended October 31, 2011.

Fee revenue was $200.2 million in Q2 FY’12 compared to $185.4 million in Q2 FY’11, an increase of $14.8 million or 8%. This increase reflects increases in fee revenue from all operating segments of the business driven primarily by a 10% increase in the overall number of engagements billed, which was partially offset by a 2% decrease in the weighted-average fee billed per engagement compared to the year-ago fiscal quarter. Weighted-average fee billed is impacted by the mix of engagements by segment, fluctuating foreign currencies and in the current quarter was driven by growth in Futurestep which has lower average fees than Executive Recruitment. On a constant currency basis, fee revenue increased $9.2 million, or 5%.

Compensation and benefit expenses were $131.5 million in Q2 FY’12, an increase of $3.9 million, or 3%, compared to $127.6 million in Q2 FY’11. The increase is attributable mainly to a 17% increase in salaries and benefits due in large part to a 14% increase in worldwide average headcount compared to the year-ago fiscal quarter, partially offset by a reduction in the variable component of compensation. The increase in worldwide headcount is primarily driven by the growth in Futurestep. On a constant currency basis, compensation and benefits decreased $0.3 million.

General and administrative expenses were $34.2 million in Q2 FY’12, an increase of $6.8 million from $27.4 million in Q2 FY’11. This increase is largely attributable to an increase in legal and other professional fees, and to a lesser extent, an increase in premise and office expenses (due primarily to the timing of renewals of existing leases) and business development expenses. On a constant currency basis, general and administrative expenses increased $5.5 million.

Operating income was $25.4 million in Q2 FY’12 compared to operating income of $19.8 million in Q2 FY’11, an increase of $5.6 million, or 28%. After excluding restructuring charges of $2.1 million in Q2 FY’11, operating income was $21.9 million, an increase of $3.5 million, or 16%, compared to Q2 FY’12.

Balance Sheet and Liquidity

Cash and marketable securities were $318.1 million at October 31, 2011 compared to $369.1 million at April 30, 2011. Cash and marketable securities include $78.4 million and $71.4 million held in trust for deferred compensation plans at October 31, 2011 and April 30, 2011, respectively. Cash and marketable securities decreased by $51.0 million from April 30, 2011, mainly due to payment of FY’11 annual bonuses paid in Q1 FY’12, partially offset by cash provided by operating activities.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	September 30,	September 30,	September 30,	September 30,
	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$171.6	$164.1	$347.7	$319.0
Total revenue	$179.7	$170.5	$362.6	$331.9
Operating income	$36.8	$23.9	$72.4	$51.6
Operating margin	21.5%	14.6%	20.8%	16.2%

Ending number of consultants	461	475	461	475
Average number of consultants	468	477	469	475
Engagements billed	4,312	3,795	6,995	6,324
New engagements (a)	2,029	1,970	3,994	3,860
Adjusted Results (b):	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$36.8	$26.1	$72.4	$53.8
Operating margin	21.5%	15.9%	20.8%	16.9%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.2 million during the three and six months ended October 31, 2010 (see attached reconciliations). No restructuring costs were incurred during the three and six months ended October 31, 2011.

Fee revenue was $171.6 million in Q2 FY’12, an increase of $7.5 million, or 5%, when compared to fee revenue of $164.1 million in Q2 FY’11. Fee revenue increased in all regions due to a 14% increase in the number of executive recruitment engagements billed, which was partially offset by an 8% decrease in the weighted-average fee per engagement billed when compared to Q2 FY’11. Weighted-average fee billed is impacted by the mix of engagements by region and fluctuating foreign currencies. The decrease in weighted-average fee per engagement was due to strong growth in leadership and talent consulting services which have a lower average fee per engagement. On a constant currency basis, fee revenue increased $3.0 million, or 2%.

Operating income was $36.8 million in Q2 FY’12 compared to operating income of $23.9 million in Q2 FY’11, an increase of $12.9 million. After excluding $2.2 million of restructuring charges in Q2 FY’11, operating income in Q2 FY’12 increased $10.7 million, or 41%, from Q2 FY’11. This increase is primarily attributed to the $7.5 million increase in fee revenue and a $5.5 million decrease in compensation and benefits expense in Q2 FY’12 as compared to Q2 FY’11, which was partially offset by a $1.6 million increase in general and administrative expenses. The decrease in compensation and benefits expense primarily resulted from a decrease in the variable component of compensation when compared to prior year which was partially offset by an increase in salaries and benefits. The increase in general and administrative expense was primarily driven by an increase in premise and office expense, which was due to an increase in overall business activities.

The total number of consultants at October 31, 2011 and 2010 was 461 and 475, respectively.

Selected Futurestep Data

(dollars in millions)

	September 30,	September 30,	September 30,	September 30,
	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$28.6	$21.3	$58.8	$41.5
Total revenue	$30.3	$22.7	$62.0	$44.5
Operating income	$2.3	$1.2	$4.6	$2.2
Operating margin	7.9%	5.6%	7.8%	5.2%
Adjusted Results (a):	Second Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$2.3	$1.1	$4.6	$2.1
Operating margin	7.9%	5.1%	7.8%	5.0%

(a)	Adjusted results are non-GAAP financial measures that exclude recoveries of restructuring charges of $0.1 million during the three and six months ended October 31, 2010 (see attached reconciliations). No restructuring costs were incurred during the three and six month ended October 31, 2011.

Fee revenue was $28.6 million in Q2 FY’12, an increase of $7.3 million, or 34%, from $21.3 million in Q2 FY’11. The improvement in fee revenue was driven by a 33% increase in the weighted-average fee billed per engagement, as well as a 1% increase in the number of engagements billed. The increase in fee revenue was also positively impacted by an increase in engagement activity for existing clients in Q2 FY’12 compared to Q2 FY’11. On a constant currency basis, fee revenue increased $6.2 million, or 29%.

Operating income was $2.3 million in Q2 FY’12 compared to operating income of $1.2 million in Q2 FY’11, an increase of $1.1 million, or 92%. Excluding $0.1 million in recoveries of restructuring charges in Q2 FY’11, operating income was $1.1 million. This increase is primarily attributed to the $7.3 million increase in fee revenue in Q2 FY’12 as compared to Q2 FY’11, which was partially offset by a $6.1 million increase in compensation and benefits expenses. The increase in compensation and benefits expense was attributable to a 45% increase in average headcount when compared to the year-ago fiscal quarter.

Outlook

Given the uncertainty caused by the global economy and financial markets, it is particularly challenging to accurately forecast business results. However, assuming economic conditions, financial markets and foreign exchange rates do remain steady; Q3 FY’12 fee revenue is likely to be in the range of $183 million to $203 million and diluted earnings per share is likely to be in the range of $0.25 to $0.33.

Earnings Conference Call Webcast

The earnings conference call will be held today at 9:00 AM (EST) and hosted by CEO Gary Burnison, CFO Mike DiGregorio and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, our ability to enhance and develop new technology, the successful integration of acquired businesses, our ability to develop new products and services, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin;

•	adjusted net income;

•	adjusted basic and diluted earnings per share; and

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such amount provides meaningful supplemental information regarding Korn/Ferry's performance as excluding the impact of exchange rate changes on Korn/Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn/Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
	(unaudited)

Fee revenue	$200,136	$185,350	$406,467	$360,462
Reimbursed out-of-pocket engagement expenses	9,852	7,854	18,111	15,904

Total revenue	209,988	193,204	424,578	376,366

Compensation and benefits	131,481	127,555	268,852	247,763
General and administrative expenses	34,189	27,363	68,962	55,978
Out-of-pocket engagement expenses	15,436	13,237	28,571	25,336
Depreciation and amortization	3,475	3,144	6,844	6,112
Restructuring charges, net	—	2,130	—	2,130

Total operating expenses	184,581	173,429	373,229	337,319

Operating income	25,407	19,775	51,349	39,047
Other (loss) income, net	(2,617)	2,915	(4,639)	1,414
Interest expense, net	(389)	(1,258)	(970)	(2,066)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	22,401	21,432	45,740	38,395
Income tax provision	7,726	8,288	16,161	14,809
Equity in earnings of unconsolidated subsidiaries, net	472	512	979	974

Net income	$15,147	$13,656	$30,558	$24,560

Earnings per common share:
Basic	$0.33	$0.30	$0.66	$0.55

Diluted	$0.32	$0.30	$0.65	$0.53

Weighted-average common shares outstanding:
Basic	46,499	45,130	46,234	44,886

Diluted	47,114	45,918	47,151	46,061

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2011		2010	% Change	2011		2010	% Change
Fee Revenue:
Executive recruitment:
North America	$97,511		$94,066	4%	$195,936		$184,041	6%
EMEA	40,269		37,424	8%	83,511		73,692	13%
Asia Pacific	25,266		24,098	5%	50,941		45,240	13%
South America	8,506		8,478	0%	17,297		15,964	8%

Total executive recruitment	171,552		164,066	5%	347,685		318,937	9%
Futurestep	28,584		21,284	34%	58,782		41,525	42%

Total fee revenue	200,136		185,350	8%	406,467		360,462	13%
Reimbursed out-of-pocket engagement expenses	9,852		7,854	25%	18,111		15,904	14%

Total revenue	$209,988		$193,204	9%	$424,578		$376,366	13%

		Margin		Margin		Margin		Margin
Adjusted Operating Income:
(Excluding Restructuring Charges)
Executive recruitment:
North America	$25,697	26.4%	$19,255	20.5%	$49,723	25.4%	$38,930	21.2%
EMEA	5,483	13.6%	2,653	7.1%	10,827	13.0%	5,706	7.7%
Asia Pacific	3,771	14.9%	1,561	6.5%	7,705	15.1%	4,630	10.2%
South America	1,950	22.9%	2,698	31.8%	4,233	24.5%	4,577	28.7%

Total executive recruitment	36,901	21.5%	26,167	15.9%	72,488	20.8%	53,843	16.9%
Futurestep	2,265	7.9%	1,084	5.1%	4,571	7.8%	2,073	5.0%
Corporate (1)	(13,759)		(5,346)		(25,710)		(14,739)

Total adjusted operating income	$25,407	12.7%	$21,905	11.8%	$51,349	12.6%	$41,177	11.4%

Restructuring Charges (Reductions), net:
Executive recruitment:
North America	$—	0.0%	$(340)	(0.3%)	$—	0.0%	$(340)	(0.1%)
EMEA	—	0.0%	2,569	6.9%	—	0.0%	2,569	3.4%
Asia Pacific	—	0.0%	—	0.0%	—	0.0%	—	0.0%
South America	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Total executive recruitment	—	0.0%	2,229	1.3%	—	0.0%	2,229	0.7%
Futurestep	—	0.0%	(99)	(0.5%)	—	0.0%	(99)	(0.2%)
Corporate	—		—		—		—

Total restructuring charges (reductions), net	$—	0.0%	$2,130	1.1%	$—	0.0%	$2,130	0.6%

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$25,697	26.4%	$19,595	20.8%	$49,723	25.4%	$39,270	21.3%
EMEA	5,483	13.6%	84	0.2%	10,827	13.0%	3,137	4.3%
Asia Pacific	3,771	14.9%	1,561	6.5%	7,705	15.1%	4,630	10.2%
South America	1,950	22.9%	2,698	31.8%	4,233	24.5%	4,577	28.7%

Total executive recruitment	36,901	21.5%	23,938	14.6%	72,488	20.8%	51,614	16.2%
Futurestep	2,265	7.9%	1,183	5.6%	4,571	7.8%	2,172	5.2%
Corporate (1)	(13,759)		(5,346)		(25,710)		(14,739)

Total operating income	$25,407	12.7%	$19,775	10.7%	$51,349	12.6%	$39,047	10.8%

(1)	The Company recorded an adjustment to the fair value of contingent consideration for a prior acquisition, of $2.2 million and $1.9 million during the three and six months ended October 31, 2011 and 2010, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	September 30,
	October 31, 2011	April 30, 2011
	(unaudited)
ASSETS
Cash and cash equivalents	$192,169	$246,856
Marketable securities	25,904	20,868
Receivables due from clients, net of allowance for doubtful accounts of $11,032 and $9,977 respectively	144,502	128,859
Income taxes and other receivables	5,900	5,138
Deferred income taxes	10,648	10,214
Prepaid expenses and other assets	31,579	29,662

Total current assets	410,702	441,597

Marketable securities, non-current	100,037	101,363
Property and equipment, net	46,392	43,142
Cash surrender value of company owned life insurance policies, net of loans	72,240	70,987
Deferred income taxes	62,453	64,418
Goodwill	179,813	183,952
Intangible assets, net	21,166	22,289
Investments and other assets	43,824	43,932

Total assets	$936,627	$971,680

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,792	$12,504
Income taxes payable	6,744	4,674
Compensation and benefits payable	107,917	173,097
Other accrued liabilities	45,180	43,591

Total current liabilities	171,633	233,866

Deferred compensation and other retirement plans	135,884	139,558
Other liabilities	19,978	19,919

Total liabilities	327,495	393,343

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 59,846 and 59,101 shares issued and 47,756 and 47,003 shares outstanding, respectively	412,018	404,703
Retained earnings	179,052	148,494
Accumulated other comprehensive income, net	18,577	25,660

Stockholders’ equity	609,647	578,857
Less: notes receivable from stockholders	(515)	(520)

Total stockholders’ equity	609,132	578,337

Total liabilities and stockholders' equity	$936,627	$971,680

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended October 31, 2011			Three Months Ended October 31, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$200,136		$200,136	$185,350		$185,350
Reimbursed out-of-pocket engagement expenses	9,852		9,852	7,854		7,854

Total revenue	209,988		209,988	193,204		193,204

Compensation and benefits	131,481		131,481	127,555		127,555
General and administrative expenses	34,189		34,189	27,363		27,363
Out-of-pocket engagement expenses	15,436		15,436	13,237		13,237
Depreciation and amortization	3,475		3,475	3,144		3,144
Restructuring charges, net	—	—	—	2,130	(2,130)	—

Total operating expenses	184,581	—	184,581	173,429	(2,130)	171,299

Operating income	25,407	—	25,407	19,775	2,130	21,905

Other (loss) income, net	(2,617)		(2,617)	2,915		2,915
Interest expense, net	(389)		(389)	(1,258)		(1,258)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	22,401	—	22,401	21,432	2,130	23,562
Income tax provision (1)	7,726	—	7,726	8,288	821	9,109
Equity in earnings of unconsolidated subsidiaries, net	472		472	512		512

Net income	$15,147	$—	$15,147	$13,656	$1,309	$14,965

Earnings per common share:
Basic	$0.33		$0.33	$0.30		$0.33

Diluted	$0.32		$0.32	$0.30		$0.33

Weighted-average common shares outstanding:
Basic	46,499		46,499	45,130		45,130

Diluted	47,114		47,114	45,918		45,918

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 34% and 39% on operating expenses, adjusted for the three months ended October 31, 2011 and 2010, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Six Months Ended October 31, 2011			Six Months Ended October 31, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$406,467		$406,467	$360,462		$360,462
Reimbursed out-of-pocket engagement expenses	18,111		18,111	15,904		15,904

Total revenue	424,578		424,578	376,366		376,366

Compensation and benefits	268,852		268,852	247,763		247,763
General and administrative expenses	68,962		68,962	55,978		55,978
Out-of-pocket engagement expenses	28,571		28,571	25,336		25,336
Depreciation and amortization	6,844		6,844	6,112		6,112
Restructuring charges, net	—	—	—	2,130	(2,130)	—

Total operating expenses	373,229	—	373,229	337,319	(2,130)	335,189

Operating income	51,349	—	51,349	39,047	2,130	41,177

Other (loss) income, net	(4,639)		(4,639)	1,414		1,414
Interest expense, net	(970)		(970)	(2,066)		(2,066)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	45,740	—	45,740	38,395	2,130	40,525
Income tax provision (1)	16,161	—	16,161	14,809	821	15,630
Equity in earnings of unconsolidated subsidiaries, net	979		979	974		974

Net income	$30,558	$—	$30,558	$24,560	$1,309	$25,869

Earnings per common share:
Basic	$0.66		$0.66	$0.55		$0.58

Diluted	$0.65		$0.65	$0.53		$0.56

Weighted-average common shares outstanding:
Basic	46,234		46,234	44,886		44,886

Diluted	47,151		47,151	46,061		46,061

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 35% and 39% on operating expenses, adjusted for the six months ended October 31, 2011 and 2010, respectively.